REGISTRATION NO. ______________
___________________________________________________________________________
___________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     under
                           The Securities Act of 1933

                         OLD KENT FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

                Michigan                          38-1986608
     (State or other jurisdiction of             (IRS Employer
     incorporation or organization)           Identification No.)

              One Vandenberg Center, Grand Rapids, Michigan 49503
               (Address of principal executive offices, zip code)

                        INCENTIVE STOCK OPTION PLAN FOR
              EMPLOYEE OPTIONHOLDERS OF FIRST NATIONAL BANK CORP.
                            (Full title of the plan)

Richard W. Wroten                       Gordon R. Lewis
Executive Vice President         With   Warner Norcross & Judd LLP
and Chief Financial Officer     a copy  900 Old Kent Building
Old Kent Financial Corporation    To:   111 Lyon Street, N.W.
One Vandenberg Center                   Grand Rapids, Michigan 49503-2489
Grand Rapids, Michigan 49503-2489
                    (Name and address of agent for service)

                                 (616) 771-5808
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

                              Proposed    Proposed
Title of                      Maximum     Maximum           Amount
Securities       Amount       Offering    Aggregate         of
to be            to be        Price Per   Offering          Registration
Registered       Registered   Share(2)    Price             Fee
  Common Stock,   102,797(1)    $15.94     $1,639,090.91(3)   $565.20
  $1 Par Value





(1) Plus such indeterminate number of additional shares as may be required to be issued in the event of an adjustment as a result of an increase in the number of issued shares of Common Stock resulting from a subdivision of such shares, the payment of stock dividends or certain other capital adjustments.

(2) Average offering price per unit. The offering price per unit is based on the contracted option exercise price, which varies by option.

(3)  Aggregate option exercise price.











































                                    PART II.

             INFORMATION NOT REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

          The following documents filed with the Securities and Exchange Commission are incorporated in this registration statement by reference:

          (a) The registrant's Form 10-K Annual Report for its fiscal year ended December 31, 1993.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report referred to in (a) above.

          (c) The description of the registrant's common stock, $1 par value, which is contained in the registrant's Form 8-B
     Registration Statement filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the registrant pursuant to
Section 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the date of filing of such documents.


Item 4.   Description of Securities.

          Not applicable.


Item 5.   Interests of Named Experts and Counsel.

          Not applicable.


Item 6.   Indemnification of Directors and Officers.

          Old Kent's Restated Articles of Incorporation require indemnification of Old Kent's directors to the maximum extent permitted by the Michigan Business Corporation Act. The Restated Articles of Incorporation vest in Old Kent's board of directors the discretion to provide the same degree of indemnification to Old Kent's officers on a case-by-case basis. The following is a summary of the pertinent provisions of the Michigan Business Corporation Act.

          Sections 561-569 of the Michigan Business Corporation Act contain provisions governing the indemnification of officers and directors by Michigan corporations. That statute provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or serving another corporation or other enterprise at the request of the corporation, against expenses, including attorney fees, judgments, penalties, fines, and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          Indemnification of expenses, including attorney fees, is allowed in derivative actions, except that no indemnification is allowed in respect of any claim, issue, or matter as to which such person shall have been found liable to the corporation unless a court decides indemnification is proper. To the extent any such person succeeds on the merits or otherwise, he or she is entitled to be indemnified against expenses, including attorney fees. A determination that the person to be indemnified meets the applicable standard of conduct may be made by a court, by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, by a majority vote of a committee designated by the board of directors consisting of two or more directors not parties to the action, suit, or proceeding, by independent legal counsel, or by the shareholders. Expenses may be paid in advance. A corporation may purchase indemnity insurance.

          Old Kent has insurance which provides liability coverage to directors and officers of Old Kent and its subsidiaries with respect to claims for any actual or alleged error, misstatement, misleading statement, act, or omission, or neglect or breach of duty by such directors or officers in the discharge of their duties solely in their capacity as directors or officers, individually or collectively, or any matter claimed against them solely by reason of their being such directors or officers.


Item 7.   Exemption From Registration Claimed.

          Not Applicable.

Item 8.   Exhibits.

          The following exhibits have been filed as part of this registration statement:

Number         Exhibit

4(a) Incentive Stock Option Plan for Employee Optionholders of First National Bank Corp.

4(b) Restated Articles of Incorporation. Previously filed as an exhibit to Registrant's Form 10-Q Quarterly Report for the quarter ended March 31, 1993. Here incorporated by reference.

4(c) Bylaws. Previously filed as an exhibit to Registrant's Form 10-K Annual Report for its fiscal year ended December 31, 1993. Here incorporated by reference.

5              Opinion of Counsel.

23(a)          Consent of Independent Public Accountants.

23(b)          Consent of Counsel.  Contained in Exhibit 5.

24             Powers of Attorney.


Item 9.   Undertakings.

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                    (i)  To include any prospectus required by
               Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or
               events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
          Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
     Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





                              -5-
                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids and the State of Michigan, on this 30th day of January, 1995.


                              OLD KENT FINANCIAL CORPORATION


                              By /s/ Richard W. Wroten
                                  Richard W. Wroten
                                  Executive Vice President and Chief
                                  Financial Officer (Principal Financial
                                  Officer, Principal Accounting Officer)


          Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities indicated.


     Date                          Name and Title


Date:  January 30, 1995            /s/ John M. Bissell*
                                   John M. Bissell
                                   Director


Date:  January 30, 1995            /s/ John D. Boyles*
                                   John D. Boyles
                                   Director


Date:  January 30, 1995            /s/ John C. Canepa*
                                   John C. Canepa
                                   Chairman of the Board,
                                   President, Chief Executive Officer, and
                                   Director (Principal Executive Officer)


Date:  January __, 1995            ___________________________________
                                   Richard M. DeVos, Jr.
                                   Director




                              -6-
     Date                          Name and Title


Date:  January __, 1995            ___________________________________
                                   Earl D. Holton
                                   Director


Date:  January 30, 1995            /s/ Michael J. Jandernoa*
                                   Michael J. Jandernoa
                                   Director


Date:  January 30, 1995            /s/ John P. Keller*
                                   John P. Keller
                                   Director


Date:  January 30, 1995            /s/ Jerry K. Myers*
                                   Jerry K. Myers
                                   Director


Date:  January 30, 1995            /s/ William U. Parfet*
                                   William U. Parfet
                                   Director


Date:  January 30, 1995            /s/ Percy Pierre*
                                   Percy Pierre
                                   Director


Date:  January 30, 1995            /s/ Robert L. Sadler*
                                   Robert L. Sadler
                                   Vice Chairman of the Board and
                                   Director


Date:  January 30, 1995            /s/ Peter F. Secchia*
                                   Peter F. Secchia
                                   Director


Date:  January 30, 1995            /s/ B. P. Sherwood, III*
                                   B. P. Sherwood, III
                                   Vice Chairman of the Board,
                                   Treasurer, and Director





                              -7-
     Date                          Name and Title


Date:  January 30, 1995            /s/ David J. Wagner*
                                   David J. Wagner
                                   President and Director


Date:  January 30, 1995            /s/ Richard W. Wroten
                                   Richard W. Wroten
                                   Executive Vice President and Chief
                                   Financial Officer (Principal Financial
                                   and Accounting Officer)

*By /s/ Richard W. Wroten
      Richard W. Wroten
    (Attorney-in-Fact)




































                              -8-

                                 EXHIBIT INDEX

                                                                 Page
Number         Exhibit                                         Number
 4(a)          Incentive Stock Option Plan for Employee          10
               Optionholders of
               First National Bank Corp.

4(b)           Restated Articles of Incorporation.               *
               Previously filed as an exhibit to the
               Registrant's Form 10-Q Quarterly Report for
               its fiscal quarter ended March 31, 1993.

4(c)           Bylaws.  Previously filed as an exhibit to        *
               the Registrant's Form 10-K Annual Report for
               its fiscal year ended December 31, 1993.

5              Opinion of Counsel.                               12

23(a)          Consent of Independent Certified Public           13
               Accountants.

23(b)          Consent of Counsel (See Exhibit 5).               12

24             Powers of Attorney.                               14

_____________________________

*Incorporated by reference.



















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